Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Quarterly Report on Form 10-Q of Public Service Company of New Hampshire (the registrant) for the period ending September 30, 2019 as filed with the Securities and Exchange Commission (the Report), we, James J. Judge, Chairman of the registrant, and Philip J. Lembo, Executive Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/	James J. Judge
James J. Judge
Chairman

/s/	Philip J. Lembo
Philip J. Lembo
Executive Vice President and Chief Financial Officer

Date:  November 7, 2019
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.